CONSULTING AGREEMENT

The following document is an agreement between Aracelli Beers (“BEERS”), an individual at
247 E 33rd Street, 2A, New York, NY 10016 and Home Financing Centers, Inc, (“HFCI”), a
Nevada corporation, of 112-114 Burrill Street, Swampscott, MA 01907.

WHEREAS HFCI is a company looking for acquisitions; and

WHEREAS BEERS has expertise in the field of finding mergers and acquisitions for public companies; therefore

I.              TERMS

A.	BEERS shall provide consulting services to HFCI at a rate of $255 per hour, plus repayment of all related expenses.
B.	HFCI agrees to make payment to BEERS within 15 days of receipt and approval of the invoice.

II.              NOTICE
Any notice required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or by commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph

In the case of HFCI to:
              ____________________
              ____________________
              ____________________

In the case of BEERS to:
              ____________________
              ____________________
              ____________________

III.              DISPUTES RESOLUTION
The Parties expressly agree that if one Party requires counsel to enforce the terms of this agreement, the prevailing Party shall be entitled to recover reasonable attorney’s fees and court costs, if any, from the other, whether or not filings have been made. In addition, in any adverse action, the Parties agree to restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any Party or affiliate for lost profits, punitive, or for multiple or consequential damages.

IV.              GENERAL
A.	This agreement constitutes the entire understanding of the Parties. No undertakings, warranties or representations, expressed or implied, oral or written, have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

B.	Each Party acknowledges that it has had the opportunity to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any Party on the basis that it has prepared, or participated in the preparation of this agreement.
C.	Headings are for convenience only and shall not be considered when construing this agreement.
D.	Each provision of this agreement shall be valid and enforceable to the full extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantially similar and the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected.
E.	The provisions of this agreement are binding on and inure to the benefit of the Parties and their respective representatives, successors, heirs, and assigns.
F.	This agreement is governed and construed by the laws of the Commonwealth of Massachusetts.
G.	This agreement is effective when signed and continues in effect for 30 days, including all a mendments and extensions thereto, unless sooner rescinded or amended in accordance with the provisions of this agreement.

IN WITNESS WHEREOF, the parties have approved and executed this Agreement.

FOR HFCI	FOR BEERS

/s/ Gary J. Kovner	/s/ Aracelli Beers

HOME FINANCING CENTERS 112-114 Burrill Street Swampscott, MA 01907-1808 800-844-1992

May 31, 2001

Aracelli Beers

VIA FACSIMILE

Dear Ms. Beers;

This letter is to confirm our verbal agreement that HFCI will make payment to you in cash, over the next year, as cash flow allows. Interest shall accrue at 8% on any balance due. This negates any previous understanding and/or discussions we had related to this matter.

Please confirm by signing below.

AGREED AND ACCEPTED

FOR HFCI	FOR BEERS

/s/ Gary J. Kovner	/s/ Aracelli Beers